UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): August 31, 2007

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

August 31, 2007

Item 1.01.  Entry into a Material Definitive Agreement.

On August 31, 2007, Debt Resolve, Inc. and Credint Holdings, LLC agreed to amend the Securities Purchase Agreement that they entered into as of April 30, 2007, with respect to Debt Resolve’s acquisition of Creditors Interchange Receivable Management, LLC. Pursuant to the terms of the Fourth Agreement Regarding Outside Closing Date and Release, the parties agreed to the following principal amendments:

•	extension of the “outside closing date” of the acquisition to September 14, 2007, but with an automatic 60-day extension if Debt Resolve receives a satisfactory term sheet for acquisition financing,

•	elimination of Debt Resolve’s obligation to pay a break-up fee for failure to obtain acquisition financing or stockholder approval of the transaction,

•
reduction in the acquisition purchase price by $10.0 million in cash, to a price of $50.0 million in cash, $4.0 million in Debt Resolve common stock and a contingent payment to be agreed upon in connection with the terms of the acquisition financing of up to $5.0 million, and

•	reduction of the seller’s indemnification cap to $7.5 million from $9.0 million.

The foregoing summary description of the Fourth Agreement Regarding Outside Closing Date and Release is qualified by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Agreement Regarding Outside Closing Date and Release, dated as of August 31, 2007, by and between Debt Resolve, Inc. and Credint Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: August 31, 2007	By:	/s/James D. Burchetta
James D. Burchetta
Co-Chairman and Chief Executive Officer

FOURTH AGREEMENT REGARDING OUTSIDE CLOSING DATE AND RELEASE

This FOURTH AGREEMENT REGARDING OUTSIDE CLOSING DATE AND RELEASE (this “Agreement and Release”), is entered into as of August 31, 2007, by and among DEBT RESOLVE, INC., a Delaware corporation (“Buyer”), and CREDINT HOLDINGS, LLC, a Delaware limited liability company (“Seller”).

WITNESSETH:

WHEREAS, the parties have entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among Buyer, Seller and the holders of all of the outstanding limited liability company membership interests in the Seller (the “Seller Members”), pursuant to which the Seller will sell to Buyer all of the Seller’s outstanding limited liability company membership interests in Creditors Interchange Receivable Management, LLC, a Delaware limited liability company (the “Company”), on the terms contained in the Purchase Agreement. Capitalized terms used herein and not defined shall have the meaning assigned such terms in the Purchase Agreement.

WHEREAS, the parties have entered into an Agreement Regarding Outside Closing Date by and among Buyer and Seller dated June 14, 2007 (the “First Agreement Regarding Outside Closing Date”).

WHEREAS, the parties have entered into a Second Agreement Regarding Outside Closing Date by and among Buyer and Seller dated June 27, 2007 (the “Second Agreement Regarding Outside Closing Date”).

WHEREAS, the parties have entered into a Third Agreement Regarding Outside Closing Date by and among Buyer and Seller dated July 30, 2007 (the “Third Agreement Regarding Outside Closing Date”).

WHEREAS, the parties hereto desire to enter into this Agreement and Release for the purpose of documenting the extension of the Outside Closing Date as well as certain other agreements mutually agreed to by the parties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties do hereby agree as follows:

1.	Modification of Purchase Agreement. In consideration for the agreements set forth herein, Buyer and Seller agree to amend the Purchase Agreement as follows.

(a)	Definitions. Section 1.1 of the Purchase Agreement (as amended) is amended by adding the following definitions (in proper alphabetical order):

“Contingent Payment” means the contingent payment of deferred purchase price in an amount not to exceed $5,000,000, payable on the terms and in the manner and otherwise subject to the terms and conditions as mutually agreed by Buyer and Seller and as evidenced in an amendment to the Purchase Agreement to be entered into concurrently with Seller’s approval of the Financing Term Sheets.”

“Financing Term Sheets” means financing term sheets between Buyer and one or more financial institutions which: (i) provide Buyer with sufficient funds required to consummate the transactions contemplated by this Agreement and permit Buyer to perform all of its obligations under this Agreement, and (ii) are reasonably satisfactory to Seller and the Holders as evidenced by the written consent of Seller and Prairie Capital III, L.P. (it shall be reasonable not to approve the term sheets if they do not contain, among other things, satisfactory provisions regarding the Contingent Payment or if they impose obligations on the Seller or the Holders that are not set forth in this Agreement).”

(b)	Purchase Price. Section 3.1 is amended by deleting from clause (a) “Sixty-Four Million ($64,000,000)” and replacing it with “Fifty-Four Million ($54,000,000) plus the Contingent Payment”.

(c)	Amendment to Extend Outside Closing Date. Section 13.1(c) of the Purchase Agreement (as amended) is hereby amended by deleting the text in its entirety and replacing it with the following:

“(c) by either Buyer (on the one hand) or Seller (on the other hand), at any time on or after September 14, 2007 (the “Outside Closing Date”), if the transactions contemplated hereby shall not have been consummated prior thereto; provided that in the event that Buyer delivers Financing Term Sheets to Seller reasonably acceptable to Seller on or before September 14, 2007, the Outside Closing Date shall be automatically extended for sixty days following the date of the execution of such Financing Term Sheets; provided further that if the Closing shall not have occurred on or before the Outside Closing Date (as so extended), the Purchase Agreement shall automatically terminate with the effect set forth in Section 13.2;”

(d)	Effect of Termination. Section 13.2 of the Purchase Agreement (as amended) is hereby amended by deleting the text in its entirety and replacing it with the following:

“13.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 13, prompt written notice shall be given by the terminating party to the other party (if required by Section 13), and, neither party to this Agreement shall have any further liability to the other and none of the representations, warranties, covenants or agreements contained in this Agreement shall survive such termination. No termination of this Agreement shall serve to terminate any of the obligations under the Confidentiality Agreement.”
(e)	Waiver of Right to Termination Fee. Section 13.3 is deleted in its entirety and Seller waives its right to seek payment under Section 13.3 of the Purchase Agreement.

(f)	Indemnification. Section 14.2(a) is hereby amended by deleting from clause (ii) “$9,000,000” and replacing it with “$7,500,000”.

2.
Modification of Purchase Agreement to Provide Access. Buyer agrees to continue to provide Seller’s representative, William Blair & Company, L.L.C., with the information and rights provided in Section 2 of the Second Agreement Regarding Outside Closing Date.

3.
Press Release. Promptly following the date hereof and in the event that the Purchase Agreement is terminated for any or no reason, Buyer, Seller and Prairie Capital III, L.P. shall mutually agree upon the content of any press release and neither party shall issue any other press release or other public announcement regarding the transactions contemplated hereby without the prior approval of the other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to obtain approval hereunder.

4.	Further Covenants and Agreements.

(a)
Mutual Release. Each of Buyer and Seller hereby releases and forever discharges the other and each of their respective affiliates, subsidiaries and each of their respective past, present, and future stockholders, directors, managers, members, officers, employees, counsel, agents and representatives, and each of their respective successors and assigns whether in such person's capacity individually or as a shareholder, officer or director (individually, a “Releasee” and, collectively, the “Releasees”), from:

(i)
any liability or obligation whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due) (a “Liability”) arising out of any matter, circumstance or event occurring at or prior to the date hereof, including, without limitation, any Liability relating to any breach or alleged breach of the Purchase Agreement occurring at or prior to the date hereof; provided that in the event the transactions contemplated by the Purchase Agreement are consummated, this clause (i) shall not serve to limit the parties rights to seek indemnification following the Closing under the terms of, and subject to the limitations contained in, the Purchase Agreement (as amended); or

(ii)	the failure on or after the date hereof of either party to consummate the terms of the Purchase Agreement for any or no reason;

Notwithstanding the foregoing, nothing contained in this Agreement and Release shall constitute a release or waiver of any Liability arising under that certain Confidentiality Agreement between the parties dated as of February 2, 2007.

(b)
Agreement not to Sue. Further, each of Buyer and Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter subject to the mutual release in Section 4(a) above; subject to the proviso set forth in Section 4(a)(i).

(c)
No Assignment. Each of Buyer and Seller represent to the Releasees that such party has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest, in any claim, contention, demand, cause of action (at law or in equity) or Liability of any nature, character, or description whatsoever, which is or which purports to be released or discharged by this Agreement and Release.

(d)
Scope of Release. Each of Buyer and Seller hereby represent that such party understands and acknowledges that such party may hereafter discover facts and legal theories concerning this Agreement and Release and the subject matter hereof in addition to or different from those of which such party now believes to be true. Each of Buyer and Seller understands and hereby agrees that this Agreement and Release shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Each of Buyer and Seller assumes the risk of any mistake of fact or law with regard to any potential claim or with regard to any of the facts which are now unknown to such party relating thereto. Further, in entering this Agreement and Release, each of Buyer and Seller acknowledge and agree that such party is not relying upon any information, other than that which is expressly set forth herein.

(e)
Non-Disparagement. At all times from and after the date hereof and continuing for two years, neither Buyer nor Seller shall make (or cause to be made) to any Person any disparaging, derogatory or other negative or false statement about any Releasee.

5.	Miscellaneous.

(a)
Choice of Law. This Agreement and Release shall be construed and interpreted and the rights granted herein governed in accordance with the Laws of the State of New York applicable to contracts made and to be performed wholly within such State.

(b)
Counterparts; Electronic Signatures. This Agreement and Release may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Electronic signatures shall be sufficient to bind the parties hereto.

(c)
Effectiveness. This Agreement and Release shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the other party.

(d)
Headings Descriptive. The headings of the several sections and subsections of this Agreement and Release are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement and Release.

(e)
Entire Agreement. This Agreement and Release, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date (as modified in Section 1 hereof) constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified only by an Agreement in writing signed by the other party. Upon the execution and effectiveness of this Agreement and Release, the Purchase Agreement shall be deemed modified to include the provisions contained in this Agreement and Release. Except as amended by this Agreement and Release the Purchase Agreement, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date shall continue in fill force and effect. No party shall be deemed to have waived any of its rights or remedies hereunder, or under the Purchase Agreement, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date or under any other document unless such waiver is (a) in writing, and (b) signed by such party, and then only to the extent specifically recited.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Agreement Regarding Outside Closing Date on and as of the date first set forth above.

Buyer:

DEBT RESOLVE, INC.

By:	/s/James D. Burchetta
Name: James D. Burchetta
Title: Chief Executive Officer

Seller:

CREDINT HOLDINGS, LLC

By:	/s/ Steve Groya
Name: Steve Groya
Title: Member